UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

JOHN H. HARLAND COMPANY

 (Exact name of registrant as specified in its charter)

Georgia	1-06352	58-0278260
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2939 Miller Road
Decatur, Georgia	30035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 981-9460

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On February 23, 2007, John H. Harland Company distributed via email the employee communication attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed merger of H Acquisition Corp., a wholly-owned subsidiary of M & F Worldwide Corp., with and into the Company and the required shareholder approval, the Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and will file with the SEC a definitive proxy statement. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, AND ANY OTHER RELEVANT MATERIALS FILED BY HARLAND, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC, at its website at www.sec.gov.  In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at: John H. Harland Company, Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697.  The Company’s filings with the SEC are also available on the Company’s website at www.harland.net.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger.  Information about the Company’s executive officers and directors and their ownership of the Company’s shares is set forth in the proxy statement for the Company’s 2006 annual meeting of shareholders, which was filed with the SEC on March 27, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the merger by reading the preliminary proxy statement regarding the merger, as well as the definitive proxy statement regarding the merger that the Company will file with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1    Memorandum, dated February 23, 2007, from Tim Tuff to all employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN H. HARLAND COMPANY
(Registrant)

Date: February 23, 2007
	By:	/s/ John C. Walters
John C. Walters
Senior Vice President and
Secretary

Exhibit Index

99.1    Employee Communication dated February 23, 2007.